Exhibit 3.1
BYLAWS
OF
3COM CORPORATION
(as amended on December 10, 2008)
ARTICLE I
STOCKHOLDERS
     Section 1.1 Annual Meeting. An annual meeting of the stockholders of 3Com Corporation (the “Corporation”), for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months after the organization of the Corporation or after its last annual meeting of stockholders.
     Section 1.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by (a) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), (b) the Chairman of the Board, or (c) the Chief Executive Officer, but a special meeting may not be called by any other person or persons, and the special meeting shall be held at such place, on such date, and at such time as they shall fix. The Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders. The notice of a special meeting shall include the purpose for which the meeting is called. Except as otherwise provided in these bylaws, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), the Chairman of the Board or the Chief Executive Officer. Nothing contained in this Section 1.2 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.
     Section 1.3 Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

               When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
     Section 1.4 Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or by the Certificate of Incorporation.
               If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.
               If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.
     Section 1.5 Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. The secretary of the meeting shall be such person as the chairman appoints.
     Section 1.6 Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.
     Section 1.7 Advance Notice Procedures.
     (i) Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the Corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the board of directors, or (C) by a stockholder of the Corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 1.7(i) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 1.7(i). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. For the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.
          (a) To comply with clause (C) of Section 1.7(i) above, a stockholder’s notice must set forth all information required under this Section 1.7(i) and must be timely received by the secretary of the Corporation. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the Corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 1.7(i)(a). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).
          (b) To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the Corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business, and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date. For purposes of this

Section 1.7, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).
          (c) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 1.7(i) and, if applicable, Section 1.7(ii). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 1.7(i), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.
     (ii) Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 1.7(ii) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the board of directors of the Corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the board of directors or (B) by a stockholder of the Corporation who (1) was a stockholder of record at the time of the giving of the notice required by this Section 1.7(ii) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 1.7(ii). In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation.
          (a) To comply with clause (B) of Section 1.7(ii) above, a nomination to be made by a stockholder must set forth all information required under this Section 1.7(ii) and must be received by the secretary of the Corporation at the principal executive offices of the Corporation at the time set forth in, and in accordance with, the final three sentences of Section 1.7(i)(a) above.
          (b) To be in proper written form, such stockholder’s notice to the secretary must set forth:
               (1) as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the Corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and
               (2) as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of Section 1.7(i)(b) above, and the supplement referenced in the second sentence of Section 1.7(i)(b) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the Corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).
          (c) At the request of the board of directors, any person nominated by a stockholder for election as a director must furnish to the secretary of the Corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 1.7(ii).
          (d) Without exception, no person shall be eligible for election or re-election as a director of the Corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 1.7(ii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

     (iii) Advance Notice of Director Nominations for Special Meetings.
          (a) For a special meeting of stockholders at which directors are to be elected pursuant to Section 1.2, nominations of persons for election to the board of directors shall be made only (1) by or at the direction of the board of directors or (2) by any stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 1.7(iii) and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the Corporation that includes the information set forth in Sections 1.7(ii)(b) and (ii)(c) above. To be timely, such notice must be received by the secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the board of directors or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 1.7(iii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.
          (b) The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.
     (iv) Other Requirements and Rights. In addition to the foregoing provisions of this Section 1.7, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.7, provided, however, that any reference in this Section 1.7 to the 1934 or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.7(i)(C), 1.7(ii)(B) or Section 1.7(iii)(a)(2). Nothing in this Section 1.7 shall be deemed to affect (1) any right of the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act or (2) any right of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.
     Section 1.8 Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.
               Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

               All voting, including on the election of directors, and except where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.
               All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the Certificate of Incorporation or the Bylaws of this Corporation, all other matters shall be determined by a majority of the votes cast.
     Section 1.9 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.
               The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
     Section 1.10 Stockholder Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.
ARTICLE II
BOARD OF DIRECTORS
     Section 2.1 Number and Term of Office. The authorized number of directors of this corporation shall be not less than six (6) nor more than twelve (12). The exact number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors.
     Section 2.2 Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Section 2.3 Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting form such removal may be filled only by a majority of the directors then in office, though less than a quorum. Directors so chosen shall hold office until the next annual meeting of stockholders.
     Section 2.4 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.
     Section 2.5 Special Meetings. Special meetings of the Board of Directors may be called by a majority of the directors then in office (rounded up to the nearest whole number), by the Chairman of the Board or by the Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director who does not waive the right to a notice by (i) mailing written notice not less than five (5) days before the meeting, (ii) sending notice one (1) day before the meeting by an overnight courier service and two (2) days before the meeting if by overseas courier service, or (iii) by telephoning, telecopying, telegraphing or personally delivering the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
     Section 2.6 Quorum. At any meeting of the Board of Directors, a majority of the total number of authorized directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.
     Section 2.7 Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee of the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
     Section 2.8 Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.
     Section 2.9 Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:
                    (1) To declare dividends from time to time in accordance with law;

                    (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;
                    (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;
                    (4) To remove any officer of the Corporation with or without cause, and from time to time to pass on the powers and duties of any officer upon any other person for the time being;
                    (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;
                    (6) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;
                    (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and
                    (8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.
     Section 2.10 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors (or of any committee thereof) may be taken without a meeting, if all members of the Board of Directors or the committee, as the case may be, shall individually or collectively consent to such action in writing or by electronic transmission. Such written consent or consents or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the Board of Directors or the committee, as the case may be. Such action by written or electronic consent shall have the same force and effect as a unanimous vote of such directors or the committee, as the case may be.
     Section 2.11 Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.
     Section 2.12 Nomination of Director Candidates. Subject to any limitations stated in the Certificate of Incorporation of this Corporation, nominations for the election of directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors.
ARTICLE III
COMMITTEES

     Section 3.1 Committees of the Board of Directors. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate one or more committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.
     Section 3.2 Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-half of the authorized members shall constitute a quorum unless the committee shall consist of one or two members, in which event all members of the committee shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting as set forth in Section 2.10.
ARTICLE IV
OFFICERS
     Section 4.1 Generally. The officers of the Corporation shall consist of a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a President, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office at the pleasure of the Board, until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.
     Section 4.2 Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or as provided by these Bylaws.
     Section 4.3 Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer (the “CEO”) shall perform the duties normally expected of a chief executive officer and shall, subject only to the higher authority and control of the Board of Directors, have primary responsibility for general supervision, direction and control of the business (including long-term strategy and policy) and of the other officers, employees and agents of the Corporation. The CEO shall preside at all meetings of the stockholders. He or she shall be an ex-officio member of all the standing committees including the executive committee, if any, shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. The CEO shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized by the Board of Directors.
     Section 4.4 President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board and the CEO, if there be such officers, the President shall be the general manager of the Corporation and shall, subject to the control of the Board of Directors and the powers of the CEO, have general day-to-day supervision, direction and control of the business and other officers (other than the Chairman of the Board, the CEO and the CEO’s staff), employees and agents of the Corporation. In the absence of the CEO, the President shall have all of the powers of the CEO (as enumerated in Section 4.3 hereof) and shall preside at all meetings of the stockholders. The President shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the CEO, the Board of Directors or these Bylaws. The President shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized by the Board of Directors.
     Section 4.5 Chief Operating Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the Chief Executive Officer and the President, if there be such officers, the Chief Operating Officer (the “COO”) shall be responsible for implementing on an operational basis the strategy and policies of the Corporation (as set by the Board of Directors and the CEO) and shall, subject to the control of the Board of Directors and the powers of the CEO and the President, have general day-to-day supervision, direction and control of the business and other officers (other than the Chairman of the Board, the CEO and the President, and their respective staffs), employees and agents of the Corporation.
               The COO shall have the general powers and duties of management usually vested in the office of a chief operating officer or general manager of operations of a corporation, and shall have such other powers and duties as may be prescribed by the CEO, the President, the Board of Directors or these Bylaws. The COO shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized by the Board of Directors.
     Section 4.6 Vice President. In the absence or disability of the CEO, the President and the COO, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice President designated by the Board of Directors, shall perform the duties of the CEO, President or COO, as the case may be, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the CEO, President or COO, as the case may be. The Vice Presidents, if any, shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors or these Bylaws.

     Section 4.7 Chief Financial Officer. The Chief Financial Officer (the “CFO”) shall keep and maintain, or cause to be kept and maintained, adequate and correct financial books and records of account of the Corporation in written form or any other form capable of being converted into written form.
               The CFO shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The CFO shall disburse all funds of the Corporation as may be ordered by the Board of Directors, shall render to the CEO, the President and the Board of Directors, whenever they or any of them request it, an account of all of his or her transactions as CFO and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.
     Section 4.8 Secretary. The Secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the Board and stockholders. Such minutes shall include all waivers of notice, consents to the holding of meetings and approvals of the minutes of meetings executed pursuant to these Bylaws or the Delaware General Corporation Law. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each.
               The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.
     Section 4.9 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
     Section 4.10 Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.
     Section 4.11 Action With Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the CEO, the President, the COO and any officer of the Corporation authorized by the CEO shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers that this Corporation may possess by reason of its ownership of securities in such other corporation.
ARTICLE V
STOCK

     Section 5.1 Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and the Secretary, an Assistant Secretary or the Chief Financial Officer, certifying the number of shares owned by him or her. Any or all the signatures on the certificate may be facsimile.
     Section 5.2 Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 5.4 of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.
     Section 5.3 Record Date. The Board of Directors may fix a record date, which shall not be more than sixty (60) nor fewer than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.
     Section 5.4 Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.
     Section 5.5 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE VI
NOTICES
     Section 6.1 Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram, mailgram or commercial courier service. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at this last known address as the same appears on the books of the Corporation. The time when such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or dispatched, if delivered through the mails or by telegram, courier or mailgram, shall be the time of the giving of the notice.
     Section 6.2 Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice for such meeting, except when the person attends a meeting for the express purpose of objecting, and does in fact object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE VII
MISCELLANEOUS
     Section 7.1 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
     Section 7.2 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary or other officer designated by the Board of Directors.
     Section 7.3 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser.
     Section 7.4 Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.
     Section 7.5 Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
ARTICLE VIII
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 8.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided , however , that, except as provided in Section 8.2, the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition; provided , however , that, if required by the General Corporation Law of Delaware, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.
               Any indemnification as provided herein (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of Delaware. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.
     Section 8.2 Right of Claimant to Bring Suit. If a claim under Section 8.1 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of Delaware for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.
     Section 8.3 Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification of and advancement of expenses to directors and officers of the Corporation.
     Section 8.4 Non-Exclusivity of Rights. The rights conferred on any person by Sections 8.1, 8.2 and 8.3 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provisions of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     Section 8.5 Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to those provided for in this Article VIII.
     Section 8.6 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under Delaware General Corporation Law.
     Section 8.7 Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VIII by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.
     Section 8.8 Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.
ARTICLE IX
AMENDMENTS

     The Board of Directors is expressly empowered to adopt, amend, alter or repeal Bylaws of the Corporation, subject to the right of the stockholders to adopt, amend, alter or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend, alter or repeal the Bylaws of the Corporation.